Exhibit 12
                        TELEPHONE AND DATA SYSTEMS, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES
                    For the Three Months ended March 31, 2001
                             (Dollars In Thousands)




EARNINGS:
  Income from Continuing Operations before income taxes     $      69,805
  Add (Deduct):
    Earnings on Equity Method                                      (6,965)
    Distributions from Minority Subsidiaries                        3,620
                                                            -------------
                                                                   66,460

    Add fixed charges:
      Consolidated interest expense                                35,161
      Interest Portion (1/3) of Consolidated Rent Expense           4,447
                                                            -------------
                                                            $     106,068
                                                            =============

FIXED CHARGES:
    Consolidated interest expense                           $      35,161
    Interest Portion (1/3) of Consolidated Rent Expense             4,447
                                                            -------------
                                                            $      39,608
                                                            =============

RATIO OF EARNINGS TO FIXED CHARGES                                   2.68
                                                            =============

    Tax-Effected Redeemable Preferred Dividends             $          17
    Fixed Charges                                                  39,608
                                                            -------------
    Fixed Charges and Redeemable Preferred Dividends        $      39,625
                                                            =============

RATIO OF EARNINGS TO FIXED CHARGES
  AND REDEEMABLE PREFERRED DIVIDENDS                                 2.68
                                                            =============

    Tax-Effected Preferred Dividends                        $         212
    Fixed Charges                                                  39,608
                                                            -------------
    Fixed Charges and Preferred Dividends                   $      39,820
                                                            =============

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS                                            2.66
                                                            =============